UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 11, 2018

The Hartford Financial Services Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13958	13-3317783
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Hartford Plaza Hartford, Connecticut		06155
________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	860-547-5000
Not Applicable
______________________________________________
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

As previously reported, on March 29, 2018, The Hartford Financial Services Group, Inc. (the “Company”) entered into an amendment (the "Amendment") to its Five-Year Credit Agreement dated October 31, 2014 among the Company, Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A., Citibank, N.A., U.S. Bank National Association and Wells Fargo Bank Securities LLC, as syndication agents, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, JP Morgan Chase Bank, N.A., Citigroup Global Markets Inc., U.S. Bank National Association and Wells Fargo Securities LLC as joint lead arrangers and joint bookrunners and the other lenders party thereto. The Amendment reset the level of the Company’s minimum consolidated net worth financial covenant to $9 billion excluding accumulated other comprehensive income (“AOCI”) from its former $13.5 billion (where net worth was defined as stockholders' equity excluding AOCI and including junior subordinated debt), among other updates. The Amendment also provided for an amended and restated credit agreement (the “Amended and Restated Credit Agreement”) that would, upon and subject to certain conditions including consummation of the sale of the Company’s life and annuity run-off business, among other changes, (i) decrease the aggregate principal amount of the credit facility from $1 billion to $750 million, including a reduction to the amount available for letters of credit from $250 million to $100 million, (ii) change the maturity date to March 29, 2023, and (iii) modify the liens covenant and certain other covenants therein. The conditions precedent to effectuate the Amended and Restated Credit Agreement have been satisfied as of June 11, 2018.

The foregoing descriptions of the Amendment and the Amended and Restated Credit Agreement are not complete and are qualified in their entirety by reference to the Amendment and the Amended and Restated Credit Agreement, which were filed as Exhibits 10.1 and 10.2 to the Company’s Current Report on Form 8-K filed on March 30, 2018.

On June 15, 2018, the Company completed its previously announced redemption of $500,000,000 aggregate principal amount of its 8.125% Fixed-to-Floating Rate Junior Subordinated Debentures due 2068 pursuant to the terms of the Junior Subordinated Indenture dated as of June 6, 2008, as supplemented by the First Supplemental Indenture dated as of June 6, 2008, in each case between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Hartford Financial Services Group, Inc.

June 15, 2018	By:	/s/ Beth A. Bombara

	Name:	Beth A. Bombara
	Title:	Executive Vice President and Chief Financial Officer